UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2006

NEW WORLD BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-91432	02-0401674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2019 SW 20th Street, Suite 109, Ft. Lauderdale, FL 33315

(Address of Principal Executive Office) (Zip Code)

(954) 713-0410

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On August 28, 2006, New World Brands, Inc., a Delaware corporation (the “Company”), entered into a Stock Subscription Agreement with Oregon Spirit, LLC, a Nevada limited liability company (“Oregon”), pursuant to which the Company agreed to sell to Oregon 7,500,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), in consideration for $1,500,000 in cash, or $.20 per share. Such shares of Common Stock will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as Oregon has represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D. This transaction will be consummated at least two business days prior to the closing of the sale of the Company’s wholly owned subsidiary International Importers, Inc. A copy of the Stock Subscription Agreement is attached as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

99.1	Stock Subscription Agreement by and between New World Brands, Inc. and Oregon Spirit, LLC, dated August 28, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW WORLD BRANDS, INC.

Date: September 8, 2006	By:	/s/ Mark A. Weber
	Name:	Mark A. Weber
	Title:	CFO

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Exhibit Index

Exhibit No.	Description
99.1	Stock Subscription Agreement by and between New World Brands, Inc. and Oregon Spirit, LLC, dated August 28, 2006.

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